Exhibit 99.1

EXL REPORTS 2018 FOURTH QUARTER AND FULL YEAR RESULTS

2018 Fourth Quarter Revenues of $234.9 Million, up 18.7% year-over-year
Q4 Diluted EPS (GAAP) of $0.11(1), up from ($0.27)(2) in Q4 of 2017
Q4 Adjusted Diluted EPS (Non-GAAP) of $0.74, up from $0.67 in Q4 of 2017

2018 Revenues of $883.1 Million, up 15.8% year-over-year
2018 Diluted EPS (GAAP) of $1.62(1), up from $1.39(2) in 2017
2018 Adjusted Diluted EPS (Non-GAAP) of $2.77, up from $2.66 in 2017

New York, NY - February 28, 2019 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter and full year ended December 31, 2018.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL generated revenues of $234.9 million during the fourth quarter of 2018, up 18.7% year-over-year. Our adjusted diluted EPS during the fourth quarter of 2018 was $0.74. For the year 2018, EXL generated revenues of $883.1 million, up 15.8% year-over-year. EXL’s revenue growth was led by a 35.9% increase in Analytics revenues, driven by a 16.8% increase in organic revenue and the acquisition of SCIOinspire Holdings, Inc. Analytics represents 32.3% of EXL’s revenue. Revenues from our operations management businesses grew 8.2% for the full year.

“In 2018, EXL laid a strong foundation for growth. Building on our success, EXL enters 2019 with a strong pipeline across all operating segments. Our leadership position in our domains and our ability to orchestrate talent, technologies and data delivers improved client revenue growth, profitability and customer experience.”

Vishal Chhibbar, Chief Financial Officer, said, “In 2018, we generated $92.4 million of cash flow from operations and ended the year with $280.4 million in cash and short term investments, and total borrowings of $284.7 million, for a net debt position of $4.3 million. For 2019, we are providing revenue guidance of $975 million to $1 billion, representing annual revenue growth of 11% to 14% on constant currency basis. Our adjusted diluted earnings per share guidance is $2.90 to $3.05.”

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(1) Includes impact of impairment charges of $20.1 million ($17.0 million net of tax), which reduced our GAAP diluted EPS by $0.49 during the three months ended and year ended December 31, 2018.

(2) Includes impact of one-time provisional income tax expense of $29.2 million related to the U.S. Tax Cuts and Jobs Act (“Tax Reform Act”), which reduced our GAAP diluted EPS by $0.83 during the three months ended and year ended December 31, 2017.

Financial Highlights: Fourth Quarter 2018
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (consisting of our Banking & Financial Services, Utilities and Consulting operating segments) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

•
Revenues for the quarter ended December 31, 2018 increased to $234.9 million compared to $197.9 million for the fourth quarter of 2017, an increase of 18.7% on a reported basis and 20.3% on a constant currency basis from the fourth quarter of 2017, as well as an increase of 1.6% sequentially on a reported basis and 2.0% on a constant currency basis, from the third quarter of 2018.

	Revenues			Gross Margin
	Three months ended			Three months ended
	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,
Reportable Segments	2018	2017	2018	2018	2017(1)(2)	2018
	(dollars in millions)
Insurance	$65.1	$61.0	$64.3	31.0%	31.6%	32.3%
Healthcare	21.4	20.3	20.4	20.5%	37.3%	22.5%
Travel, Transportation & Logistics	16.9	17.6	17.3	40.6%	38.1%	42.4%
Finance & Accounting	25.2	22.8	24.5	40.7%	38.8%	39.2%
All Other	20.4	20.6	21.9	32.5%	31.8%	34.7%
Analytics	85.9	55.6	82.7	36.8%	35.4%	35.1%
Total revenues, net	$234.9	$197.9	$231.1	34.0%	34.7%	34.2%

•
Operating loss for the quarter ended December 31, 2018 was 0.9%, compared to an operating income of 8.2% for the fourth quarter of 2017 and 8.5% for the third quarter of 2018. During the fourth quarter of 2018, we recorded an impairment charge(3) of $20.1 million related to our Health Integrated acquisition, which reduced our operating income margin by 850 basis points. Adjusted operating income margin for the quarter ended December 31, 2018 was 13.1% compared to 13.3% for the fourth quarter of 2017 and 14.1% for the third quarter of 2018.

•
Diluted earnings per share for the quarter ended December 31, 2018 was $0.11, compared to a diluted loss per share of $0.27 for the fourth quarter of 2017 and diluted earnings per share of $0.43 for the third quarter of 2018. During the quarter ended December 31, 2018, we recorded an impairment charge(3) of $20.1 million ($17.0 million net of tax) related to our Health Integrated acquisition, which reduced our GAAP diluted EPS by $0.49. During the quarter ended December 31, 2017, we recorded a one-time provisional income tax expense of $29.2 million related to the Tax Reform Act which reduced our GAAP diluted EPS by $0.83. Adjusted diluted earnings per share for the quarter ended December 31, 2018 was $0.74 compared to $0.67 for the fourth quarter of 2017 and $0.71 for the third quarter of 2018.

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(1) (2) Refer to the Consolidated Statements of Income for details.
(3) Impairment charge refers to goodwill and intangible assets impairment related to our Health Integrated acquisition which we recorded during the quarter and year ended December 31, 2018. The primary factors contributing to an impairment charge were i) revenues and profitability for the Health Integrated business in 2018 were significantly lower than our budget and ii) significant changes to the Company’s estimated future cash flows and long-term growth assumptions driven by loss of customer contracts, cost pressures and the Company’s most recent views of the long-term outlook for the Health Integrated business.

Financial Highlights: Full Year 2018

•
Revenues for the year ended December 31, 2018 increased to $883.1 million compared to $762.3 million for the year ended December 31, 2017, an increase of 15.8% on a reported basis and 16.3% on a constant currency basis.

	Revenues		Gross Margin
	Year ended		Year ended
Reportable Segments	Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017(1)(2)
	(dollars in millions)
Insurance	$258.1	$234.8	32.2%	32.1%
Healthcare	84.4	77.0	20.9%	35.8%
Travel, Transportation & Logistics	70.2	71.0	41.5%	41.7%
Finance & Accounting	97.9	86.5	39.6%	40.6%
All Other	87.2	83.1	33.0%	31.8%
Analytics	285.3	209.9	35.3%	34.8%
Total revenues, net	$883.1	$762.3	33.8%	35.0%

•
Operating income margin for the year ended December 31, 2018 was 5.6% compared to 9.5% for the year ended December 31, 2017. During the fourth quarter of 2018, we recorded an impairment charge(3) of $20.1 million related to our Health Integrated acquisition, which reduced our operating income margin by 230 basis points. Adjusted operating income margin for the year ended December 31, 2018 was 13.5% compared to 14.5% for the year ended December 31, 2017.

•
Diluted earnings per share for the year ended December 31, 2018 was $1.62 compared to diluted earnings per share for the year ended December 31, 2017 of $1.39. During 2018, we recorded an impairment charge(3) of $20.1 million ($17.0 million net of tax) related to our Health Integrated acquisition, which reduced our GAAP diluted EPS by $0.49 for the year ended December 31, 2018. During 2017, we recorded a one-time provisional income tax expense of $29.2 million related to the Tax Reform Act which reduced our GAAP diluted EPS by $0.83 for the year ended December 31, 2017. Adjusted diluted earnings per share for the year ended December 31, 2018 was $2.77 compared to $2.66 for the year ended December 31, 2017.

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(1) (2) Refer to the Consolidated Statements of Income for details.
(3) Impairment charge refers to goodwill and intangible assets impairment related to our Health Integrated acquisition which we recorded during the quarter and year ended December 31, 2018. The primary factors contributing to an impairment charge were i) revenues and profitability for the Health Integrated business in 2018 were significantly lower than our budget and ii) significant changes to the Company’s estimated future cash flows and long-term growth assumptions driven by loss of customer contracts, cost pressures and the Company’s most recent views of the long-term outlook for the Health Integrated business.

Business Highlights: Fourth Quarter 2018

•	Won 15 new clients in Q4 including five in our operations management businesses and 10 in Analytics. For the full year, we won 50 new clients, 19 in operations management and 31 in Analytics

•	Recognized as a Leader in the Everest Group Healthcare Analytics Services PEAK Matrix™ Assessment 2019

•	Recognized as a Leader in the Everest Group Life and Pensions (L&P) Insurance BPO Services PEAK Matrix™ Assessment 2018

•	Ranked as a top 10 service provider in the HFS Top 10 Travel, Hospitality, and Logistics Service Providers report

•	Appointed Samuel Meckey in the role of Executive Vice President and member of the Executive Committee

•	Appointed Ajay Ayyappan in the role of Senior Vice President, General Counsel, Corporate Secretary and member of the Executive Committee

2019 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 71.0, British Pound to U.S. Dollar exchange rate of 1.30, U.S. Dollar to the Philippine Peso exchange rate of 52.0 and all other currencies at current exchange rates, we are providing the following guidance:

•	Revenue of $975 million to $1 billion, representing an annual revenue growth rate of 11% to 14% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.90 to $3.05.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, February 28, 2019 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help businesses enhance revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Digital EXLerator Framework™, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 29,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Latin America, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

			(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2018	2017(2)	2018	2017(2)
Revenues, net	$883,112	$762,310	$234,903	$197,875
Cost of revenues(1)(2)	584,855	495,142	154,948	129,259
Gross profit(1)	298,257	267,168	79,955	68,616
Operating expenses:
General and administrative expenses(2)	116,202	102,515	30,592	27,508
Selling and marketing expenses(2)	63,612	53,379	18,019	14,748
Depreciation and amortization	48,566	38,549	13,381	10,060
Impairment charges	20,056	—	20,056	—
Total operating expenses(2)	248,436	194,443	82,048	52,316
Income/(loss) from operations	49,821	72,725	(2,093)	16,300
Foreign exchange gain, net	4,787	2,839	1,373	934
Interest expense	(7,227)	(1,889)	(3,508)	(509)
Other income, net(2)	12,989	11,359	4,757	2,864
Income before income tax expense	60,370	85,034	529	19,589
Income tax expense/(benefit)	3,397	36,146	(3,399)	28,944
Loss from equity-method investment	247	—	71	—
Net income/(loss) attributable to ExlService Holdings, Inc. stockholders	$56,726	$48,888	$3,857	$(9,355)
Earnings/(loss) per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$1.65	$1.44	$0.11	$(0.27)
Diluted	$1.62	$1.39	$0.11	$(0.27)
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	34,451,008	33,897,916	34,388,025	34,086,711
Diluted	35,030,984	35,110,210	34,921,388	34,086,711
(1) Exclusive of depreciation and amortization.
(2) Adjusted pursuant to adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$95,881	$86,795
Short-term investments	184,489	178,479
Restricted cash	5,608	3,674
Accounts receivable, net	164,752	135,705
Prepaid expenses	11,326	9,781
Advance income tax, net	9,639	8,801
Other current assets	28,240	29,582
Total current assets	499,935	452,817
Property and equipment, net	73,510	66,757
Restricted cash	2,642	3,808
Deferred tax assets, net	6,602	9,280
Intangible assets, net	95,495	48,958
Goodwill	349,984	204,481
Other assets	31,015	36,369
Investment in equity affiliate	2,753	3,000
Total assets	$1,061,936	$825,470
Liabilities and equity
Current liabilities:
Accounts payable	$5,653	$5,918
Current portion of long-term borrowings	21,423	10,318
Deferred revenue	7,722	10,716
Accrued employee costs	54,893	55,664
Accrued expenses and other current liabilities	64,169	61,366
Income taxes payable	1,012	—
Current portion of capital lease obligations	223	267
Total current liabilities	155,095	144,249
Long term borrowings	263,241	50,391
Capital lease obligations, less current portion	315	331
Income taxes payable	—	13,557
Deferred tax liabilities, net	8,445	695
Other non-current liabilities	16,521	16,202
Total liabilities	443,617	225,425
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,850,544 shares issued and 34,222,476 shares outstanding as of December 31, 2018 and 36,790,751 shares issued and 33,888,733 shares outstanding as of December 31, 2017	38	37
Additional paid-in capital	364,179	322,246
Retained earnings	484,244	427,064
Accumulated other comprehensive loss	(83,467)	(45,710)
Total including shares held in treasury	764,994	703,637
Less: 3,628,068 shares as of December 31, 2018 and 2,902,018 shares as of December 31, 2017, held in treasury, at cost	(146,925)	(103,816)
Stockholders' equity	$618,069	$599,821
Non-controlling interest	250	224
Total equity	$618,319	$600,045
Total liabilities and equity	$1,061,936	$825,470

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i) Adjusted operating income and adjusted operating income margin;
(ii) Adjusted EBITDA and adjusted EBITDA margin;
(iii) Adjusted net income and adjusted diluted earnings per share; and
(iv) Revenue growth on a constant currency basis.
These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.
EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, provision for litigation settlement, non-cash interest expense on convertible senior notes and acquisition-related expenses. Acquisition-related expenses include, amortization of acquisition-related intangible assets, changes in the fair value of earn-out consideration liabilities, impairment charges of acquired intangible assets including goodwill and other acquisition-related costs and benefits such as external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.
Effective second quarter of 2018, EXL excludes other acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful acquisitions from its non-GAAP financial measures, wherever applicable. Considering EXL’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions, EXL’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons from period-to-period and between EXL’s operating results and those of other companies. Other acquisition-related costs are excluded in the period in which an acquisition is consummated. To facilitate comparison, the previously reported periods presented have been adjusted with the effects of the exclusion of these other acquisition-related costs.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 64.36 during the quarter ended December 31, 2017 to 71.10 during the quarter ended December 31, 2018, representing a depreciation of 10.5%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 50.60 during the quarter ended December 31, 2017 to 52.86 during the quarter ended December 31, 2018, representing a depreciation of 4.5%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.34 during the quarter ended December 31, 2017 to 1.28 during the quarter ended December 31, 2018, representing a depreciation of 4.2%.

The following table shows the reconciliation of these non-GAAP financial measures for the year ended December 31, 2018 and December 31, 2017, the three months ended December 31, 2018 and 2017 and the three months ended September 30, 2018:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2018	2017(a)	2018	2017(a)	2018
Net income/(loss) (GAAP)	$56,726	$48,888	$3,857	$(9,355)	$15,249
add: Income tax expense/(benefit)	3,397	36,146	(3,399)	28,944	5,739
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(10,302)	(12,309)	(2,551)	(3,289)	(1,314)
Income/(loss) from operations (GAAP)	$49,821	$72,725	$(2,093)	$16,300	$19,674
add: Stock-based compensation expense	23,901	23,041	6,590	6,270	5,344
add: Amortization of acquisition-related intangibles	20,377	13,975	5,951	3,483	6,718
add: Impairment of goodwill and intangibles (b)	20,056	—	20,056	—	—
add: Provision for litigation settlement (c)	2,400	—	—	—	—
add: Acquisition-related expenses (d)	2,295	826	236	321	855
Adjusted operating income (Non-GAAP)	$118,850	$110,567	$30,740	$26,374	$32,591
Adjusted operating income margin as a % of Revenues (Non-GAAP)	13.5%	14.5%	13.1%	13.3%	14.1%
add: Depreciation	28,189	24,574	7,430	6,577	7,381
Adjusted EBITDA (Non-GAAP)	$147,039	$135,141	$38,170	$32,951	$39,972
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	16.7%	17.7%	16.2%	16.7%	17.3%
(a) Adjusted pursuant to adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit Cost.
(b) To exclude impairment charges on acquisition-related goodwill and intangibles.
(c) To exclude provision for litigation settlement recorded during the three months ended March 31, 2018.
(d) To exclude acquisition related expenses. See descriptions above for more information.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2018	2017	2018	2017	2018
Net income/(loss) (GAAP)	$56,726	$48,888	$3,857	$(9,355)	$15,249
add: Stock-based compensation expense	23,901	23,041	6,590	6,270	5,344
add: Amortization of acquisition-related intangibles	20,377	13,975	5,951	3,483	6,718
add: Impairment of goodwill and intangibles (a)	20,056	—	20,056	—	—
add: Provision for litigation settlement (b)	2,400	—	—	—	—
add: Acquisition-related expenses/(benefits) (c)	1,045	826	(1,014)	321	855
add: Non-cash interest expense related to convertible senior notes (d)	600	—	600	—	—
subtract: Effect of Tax Reform Act and other one-time tax expenses/(benefits) (e)	(7,810)	29,185	(2,974)	29,185	—
subtract: Tax impact on stock-based compensation expense (f)	(12,101)	(18,370)	(2,837)	(5,063)	(1,460)
subtract: Tax impact on amortization of acquisition-related intangibles	(4,351)	(3,789)	(1,511)	(947)	(1,435)
subtract: Tax impact on impairment of goodwill and intangibles	(3,072)	—	(3,072)	—	—
subtract: Tax impact on provision for litigation settlement	(612)	—	—	—	—
subtract: Tax impact on acquisition-related expenses/(benefits)	(15)	(330)	253	(128)	(218)
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(150)	—	(150)	—	—
Adjusted net income (Non-GAAP)	$96,994	$93,426	$25,749	$23,766	$25,053
Adjusted diluted earnings per share (Non-GAAP)	$2.77	$2.66	$0.74	$0.67	$0.71
(a) To exclude impairment charges on acquisition-related goodwill and intangibles.
(b) To exclude provision for litigation settlement recorded during the three months ended March 31, 2018.
(c) To exclude acquisition related expenses and one-time benefits. See descriptions above for more information.
(d) To exclude non-cash interest expense related to convertible senior notes.
(e) To exclude impact related to the Tax Reform Act and other one-time tax expenses/(benefits). In 2017, the Company recognized a one-time income tax expense of $29,185 during the three months and year ended December 31, 2017 in connection with the Tax Reform Act. In 2018, the Company finalized its transition tax expense under the Tax Reform Act and recorded an adjustment of $5,012 and $176 during the three months ended and year ended December 31, 2018 respectively. The Company also recorded a one-time tax benefit of $6,274 with respect to its unused 2018 foreign branch income tax credits under IRC regulations issued in December 2018 and certain deferred tax assets of $1,712 during the three months ended and year ended December 31, 2018.
(f) Tax impact includes $7,227 and $9,796 for the year ended December 31, 2018 and 2017 respectively, $1,789 and $2,627 during the three months ended December 31, 2018 and 2017 respectively, and $288 during the three months ended September 30, 2018 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com